                           PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE

                                     QUARTER ENDED            NINE MONTHS ENDED
                                     SEPTEMBER 30,              SEPTEMBER 30,
                                 ---------------------      ----------------------
PRIMARY EARNINGS PER SHARE         1996        1995          1996          1995
                                 --------    --------      --------     ---------
                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                $  9,069    $  6,165      $ 22,889     $ (13,449)
                                 ========    ========      ========     =========
Calculation of weighted
 average number of common and
 common equivalent shares:
 Weighted average of common
  shares outstanding               31,528      30,032        31,144        28,730
 Weighted average of common
  share equivalents:
  Weighted average warrants            20          33            20           n/a
    outstanding
  Weighted average options          6,665       6,254         6,566           n/a
    outstanding
  Shares assumed to be
    repurchased using the          (1,157)     (1,716)       (1,181)          n/a
    treasury stock method
  Shares assumed to be
    repurchased to reflect the       (688)       (501)         (656)          n/a
    effects of tax benefits
                                 --------    --------      --------     ---------
Weighted average number of
 common and common equivalent      36,368      34,102        35,893        28,730
 shares
                                 ========    ========      ========     =========
Earnings (loss) per share        $   0.25    $   0.18      $   0.64     $   (0.47)
                                 ========    ========      ========     =========

                                       QUARTER ENDED            NINE MONTHS ENDED
                                       SEPTEMBER 30,               SEPTEMBER 30,
                                    ---------------------     ----------------------
  FULLY DILUTED EARNINGS PER SHARE    1996         1995         1996          1995
                                    --------     --------     --------     ---------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
  Net income (loss)                 $  9,069     $  6,165     $ 22,889     $ (13,449)
                                    ========     ========     ========     =========
  Calculation of weighted
   average number of common and
   common equivalent shares:
   Weighted average of common
    shares outstanding                31,528       30,032       31,144        28,730
   Weighted average of common
    share equivalents:
    Weighted average warrants             20           33           20           n/a
      outstanding
    Weighted average options           6,665        6,254        6,566           n/a
      outstanding
    Shares assumed to be
      repurchased using the             (969)      (1,407)        (982)          n/a
      treasury stock method
    Shares assumed to be
      repurchased to reflect the        (709)        (524)        (679)          n/a
      effects of tax benefits
                                    --------     --------     --------     ---------
  Weighted average number of
   common and common equivalent       36,535       34,388       36,069        28,730
   shares
                                    ========     ========     ========     =========
  Earnings (loss) per share         $   0.25     $   0.18     $   0.63     $   (0.47)
                                    ========     ========     ========     =========